Exhibit 10.102

Promissory Note

$170,760,000.00	June 19, 2013

    FOR VALUE RECEIVED, each of KBSIII Preston Commons, LLC, a Delaware limited liability company (“Preston Commons”), KBSIII Sterling Plaza, LLC, a Delaware limited liability company (“Sterling Plaza”), and KBSIII One Washingtonian, LLC, a Delaware limited liability company (“One Washingtonian”; One Washingtonian, Sterling Plaza and Preston Commons shall be hereinafter referred to, individually, as a “Borrower” and, collectively, as “Borrowers”), hereby promises to pay to the order of Bank of America, N.A., a national banking association (together with any and all of its successors and assigns and/or any other holder of this Note, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, at 5 Park Plaza, Suite 500, Irvine, California 92612, the principal sum of One Hundred Seventy Million Seven Hundred Sixty Thousand and No/100 Dollars ($170,760,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided. Initially-capitalized terms not otherwise defined in this Note shall have the respective meanings assigned to such terms in the Loan Agreement (as hereinafter defined).

Section 1         Payment Schedule and Maturity Date. Accrued unpaid interest on this Note shall be due and payable on July 1, 2013 and on the first day of each succeeding month thereafter until all principal and accrued interest owing on this Note shall have been fully paid and satisfied; provided, that on July 1, 2017 (the “Maturity Date”), the final maturity of this Note, the entire principal balance of this Note then unpaid and all accrued interest then unpaid shall be finally due and payable.

Section 1A      First Extension Option. Lender shall grant a request by Borrowers to extend the Maturity Date of this Note to July 1, 2018 (the “First Extended Maturity Date”), upon and subject to the following terms and conditions:

  (a)      Basic Conditions. Unless otherwise agreed by Lender in writing:

  (i)      Borrowers shall request the extension, if at all, by written notice to Lender not more than one hundred twenty (120) days, and not less than sixty (60) days, prior to the original Maturity Date.

  (ii)     At the time of the request, and at the time of the extension, there shall not exist any Event of Default, nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default.

  (iii)    Current financial statements regarding each Borrower and Guarantor (as defined in the Loan Agreement) (dated not earlier than thirty (30) days prior to the request for extension) and all other financial statements and other information as may be required under the Loan Documents regarding each Borrower, Guarantor and each Property (as hereinafter defined), shall have been submitted promptly to Lender, and there shall not have occurred, in the reasonable opinion of Lender, any material adverse change in the business or financial condition of any Borrower, Guarantor, or in any Property or in any other state of facts submitted to Lender in connection with the Loan Documents, from that which existed on the date of this Note. This condition shall be deemed satisfied to the extent that

Borrowers and Guarantor have complied with the reporting requirements set forth in Section 4.8 of the Loan Agreement.

  (iv)     Whether or not the extension becomes effective, Borrowers shall pay all out-of-pocket costs and expenses incurred by Lender in connection with the proposed extension (pre- and post-closing), including appraisal fees and reasonable attorneys’ fees actually incurred by Lender; all such costs and expenses incurred up to the time of Lender’s written agreement to the extension shall be due and payable on or prior to Lender’s execution of that agreement (or if the proposed extension does not become effective, then upon demand by Lender), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

  (v)      Lender shall have received and approved an MAI appraisal of each Property, within twelve (12) months of the extension request, meeting all applicable regulatory requirements, taking into account then-current market conditions.

  (vi)      Not later than the Maturity Date, (A) the extension shall have been consented to and documented to Lender’s satisfaction by each Borrower, Guarantor and Lender; (B) Lender shall have been provided with an updated title report and judgment and lien searches, and appropriate title insurance endorsements shall have been issued as reasonably required by Lender (provided that such endorsements are generally issued by title companies in the applicable jurisdiction); and (C) Borrowers shall have paid to Lender a non-refundable extension fee in an amount equal to 0.15% of the sum of the outstanding principal balance of the Note plus any amounts which remain undisbursed under the TILC Holdback, as may be reduced by any repayments on or prior to the initial Maturity Date.

  (vii)     At the time of such extension, the Properties then subject to the lien of a Security Instrument shall have a Loan-to-Value Ratio (as defined in the Loan Agreement) of less than or equal to sixty percent (60%). In the event this Loan-to-Value Ratio is not met, Borrowers may satisfy this Loan-to-Value Ratio prior to the extension date by making a voluntary paydown of the Loan, without prepayment fees or premiums other than the payment of any Consequential Loss (as hereinafter defined) under Section 4 below, together with a mutually agreed-upon reduction in the committed amount of the Loan.

  (viii)    As of the most recent Test Date (as defined in the Loan Agreement), Borrowers shall satisfy an Extension Debt Service Coverage Ratio (as defined below) of at least 1.35 to 1.00. In the event this Extension Debt Service Coverage Ratio is not met, Borrowers may satisfy this Extension Debt Service Coverage Ratio prior to the extension date by making a voluntary paydown of the Loan, without prepayment fees or premiums other than the payment of any Consequential Loss under Section 4 below, together with a mutually agreed-upon reduction in the committed amount of the Loan. For purposes hereof:

“Extension Debt Service Coverage Ratio” means the ratio of Net Operating Income (Extension) to Debt Service (as defined in the Loan Agreement) for the Calculation Period (as defined in the Loan Agreement) as of the most recent Test Date;

“Net Operating Income (Extension)” means, with respect to any period of time, the amount obtained by subtracting actual Operating Expenses (Extension) from Actual Operating Revenue (as defined in the Loan Agreement); and

“Operating Expenses (Extension)” means, with respect to any period of time, the total of all expenses actually paid or payable, computed on an annualized basis in accordance with GAAP, of whatever kind relating to the ownership, operation, maintenance or management of the Property, including utilities, ordinary repairs and maintenance, insurance premiums, ground rents, if any, license fees, Taxes (as defined in the Loan Agreement), advertising expenses, payroll and related taxes, management fees equal to the greater of 3% of Actual Operating Revenue or the management fees actually paid under any management agreement, operational equipment or other lease payments as approved by Lender, and normalized capital expenditures equal to $2.00 per square foot per year, but specifically excluding depreciation, and amortization, and impairments, income taxes, debt service on the Loan, any item of expense that would otherwise be covered by the provisions hereof but which is paid by any tenant under such tenant’s Lease or other agreement provided such reimbursement by tenant is not included in the calculation of Actual Operating Revenue. Operating Expenses shall be subject to appropriate seasonal and other adjustments which are either (i) recommended by Borrower and approved by Lender in Lender’s reasonable discretion, or (ii) otherwise made by Lender in Lender’s reasonable discretion.

If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the extension shall not be or become effective.

 (b)      Changes in Loan Terms. All terms and conditions of the Loan Documents shall continue to apply to the extended term except to the extent changed as indicated below (such changes to be effective on and after the original Maturity Date, if the extension becomes effective as provided herein):

 (i)      Definition of Maturity Date. The Maturity Date shall mean the First Extended Maturity Date.

Section 1B    Second Extension Option. Lender shall grant a request by Borrowers to extend the Maturity Date of this Note to July 1, 2019 (the “Second Extended Maturity Date”), upon and subject to the following terms and conditions:

 (a)      Basic Conditions. Unless otherwise agreed by Lender in writing:

 (i)        Borrowers shall request the extension, if at all, by written notice to Lender not more than one hundred twenty (120) days, and not less than sixty (60) days, prior to the original Maturity Date.

 (ii)       At the time of the request, and at the time of the extension, there shall not exist any Event of Default, nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default.

 (iii)      Current financial statements regarding each Borrower and Guarantor (as defined in the Loan Agreement) (dated not earlier than thirty (30) days prior to the request for extension) and all other financial statements and other information as may be required under the Loan Documents regarding each Borrower, Guarantor and each Property (as hereinafter defined), shall have been submitted promptly to Lender, and there shall not have occurred, in the reasonable opinion of Lender, any material adverse change in the business or financial condition of any Borrower, Guarantor, or in any

Property or in any other state of facts submitted to Lender in connection with the Loan Documents, from that which existed on the date of this Note. This condition shall be deemed satisfied to the extent that Borrowers and Guarantor have complied with the reporting requirements set forth in Section 4.8 of the Loan Agreement.

(iv)     Whether or not the extension becomes effective, Borrowers shall pay all out-of-pocket costs and expenses incurred by Lender in connection with the proposed extension (pre- and post-closing), including appraisal fees and reasonable attorneys’ fees actually incurred by Lender; all such costs and expenses incurred up to the time of Lender’s written agreement to the extension shall be due and payable on or prior to Lender’s execution of that agreement (or if the proposed extension does not become effective, then upon demand by Lender), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

(v)       Lender shall have received and approved an MAI appraisal of each Property, within twelve (12) months of the extension request, meeting all applicable regulatory requirements, taking into account then-current market conditions.

(vi)      Not later than the First Extended Maturity Date, (A) the extension shall have been consented to and documented to Lender’s satisfaction by each Borrower, Guarantor and Lender; (B) Lender shall have been provided with an updated title report and judgment and lien searches, and appropriate title insurance endorsements shall have been issued as reasonably required by Lender (provided that such endorsements are generally issued by title companies in the applicable jurisdiction); and (C) Borrowers shall have paid to Lender a non-refundable extension fee in an amount equal to 0.15% of the sum of the outstanding principal balance of the Note plus any amounts which remain undisbursed under the TILC Holdback, as may be reduced by any repayments prior to the initial Maturity Date.

(vii)     At the time of such extension, the Properties then subject to the lien of a Security Instrument shall have a Loan-to-Value Ratio of less than or equal to sixty percent (60%). In the event this Loan-to-Value Ratio is not met, Borrowers may satisfy this Loan-to-Value Ratio prior to the extension date by making a voluntary paydown of the Loan, without prepayment fees or premiums other than the payment of any Consequential Loss (as hereinafter defined) under Section 4 below, together with a mutually agreed-upon reduction in the committed amount of the Loan.

(viii)    As of the most recent Test Date, Borrowers shall satisfy an Extension Debt Service Coverage Ratio of at least 1.35 to 1.00. In the event this Extension Debt Service Coverage Ratio is not met, Borrowers may satisfy this Extension Debt Service Coverage Ratio prior to the extension date by making a voluntary paydown of the Loan, without prepayment fees or premiums other than the payment of any Consequential Loss under Section 4 below, together with a mutually agreed-upon reduction in the committed amount of the Loan.

If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the extension shall not be or become effective.

(b)      Changes in Loan Terms. All terms and conditions of the Loan Documents shall continue to apply to the extended term except to the extent changed as indicated below (such changes to be effective on and after the First Extended Maturity Date, if the extension becomes effective as provided herein):

  (i)      Payments.

     (A)      Borrowers shall repay principal in monthly installments on the first day of each month beginning on July 1, 2018, and each succeeding month thereafter, each in an amount equal to One Hundred Eighty-Five Thousand and No/100 Dollars ($185,000.00).

     (B)      Notwithstanding the foregoing in Section 1(B)(b)(i)(A) above, in the event Borrowers shall make any payment of principal on or before July 1, 2018 to (1) satisfy the conditions to the release of any Property pursuant to Section 2.6 of the Loan Agreement, (2) satisfy the Minimum Required Debt Service Coverage Ratio (as defined in the Loan Agreement) pursuant to Section 4.24 of the Loan Agreement, (3) satisfy the Extension Debt Service Coverage Ratio pursuant to Sections 1A or 1B of this Note, or (4) satisfy the Loan-to-Value Ratio pursuant to Sections 1A or 1B of this Note, the amounts of principal monthly installments will be recalculated to equal the monthly principal payments required to fully amortize a hypothetical loan in the amount of the then outstanding principal amount of the Loan (plus any undisbursed Loan proceeds) over a period of thirty (30) years at an interest rate equal to six percent (6%) per annum.

     (C)      Finally, notwithstanding anything to the contrary in Sections 1(B)(b)(i)(A) and 1(B)(b)(i)(B) above, in the event that Borrowers make Qualified Principal Payments (as defined below) of not less than $2,220,000.00 on or before July 1, 2018, Borrowers shall not be required to make monthly principal payments of the Loan under this Section 1(B)(b)(i). For purposes hereof:

“Qualified Principal Payments” means any voluntary prepayment of the Loan other than those payments to (1) satisfy the conditions to the release of any Property pursuant to Section 2.6 of the Loan Agreement, (2) satisfy the Minimum Required Debt Service Coverage Ratio pursuant to Section 4.24 of the Loan Agreement, (3) satisfy the Extension Debt Service Coverage Ratio pursuant to Sections 1A or 1B of this Note, or (4) satisfy the Loan-to-Value Ratio pursuant to Sections 1A or 1B of this Note, provided that, as of the Test Date immediately following any such payment, Borrowers would have otherwise satisfied the Minimum Required Debt Service Coverage Ratio pursuant to Section 4.24 of the Loan Agreement even if such principal payment had not been made.

  (ii)      Definition of Maturity Date. The Maturity Date shall mean the Second Extended Maturity Date.

Section 2      Security; Loan Documents. The security for this Note includes (i) a Deed of Trust, Assignment, Security Agreement and Fixture Filing (as the same may from time to time be amended, restated, modified or supplemented, the “Sterling Plaza Deed of Trust”) of even date herewith from Sterling Plaza to Lender, conveying and encumbering certain real and personal property more particularly described therein (the “Sterling Plaza Property”), (ii) a Deed of Trust, Assignment, Security Agreement and Fixture Filing (as the same may from time to time be amended, restated, modified or supplemented, the “Preston Commons Deed of Trust”) of even date herewith from Preston Commons to Lender, conveying and encumbering certain real and personal property more particularly described therein (the “Preston Commons Property”), and (iii) a Deed of Trust, Assignment, Security Agreement and Fixture Filing (as the same may from time to time be amended, restated, modified or supplemented, the “One Washingtonian Deed of Trust”) of even date herewith from One Washingtonian to Lender, conveying and encumbering certain real and personal property more particularly described therein (the “One Washingtonian Property”). For purposes hereof, the Sterling Plaza Deed of Trust, Preston Commons Deed of Trust and the One Washingtonian Deed of Trust shall be hereinafter referred to, individually, as a “Security Instrument” and, collectively, as the “Security Instruments”); and the Sterling Plaza Property, the Preston Commons Property and the One Washingtonian Property shall be hereinafter referred to, individually, as a “Property” and, collectively, as the “Properties”). This Note, the Security Instruments, the Term Loan Agreement between Borrowers and Lender of even date herewith (as the same may from time to time be amended, restated, modified or supplemented, the “Loan Agreement”) and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the “Loan”), as the same may from time to time be amended, restated, modified or supplemented, are herein sometimes called individually a “Loan Document” and together the “Loan Documents.”

Section 3        Interest Rates.

          3.1        Interest Rates. The Principal Debt from day to day outstanding which is not past due shall bear interest at a rate per annum equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable Law, or (ii) the following (computed as provided in Section 3.4 hereof) as applicable:

(a)	On Base Rate Principal, on any day, the Base Rate; and

(b)	On LIBOR Rate Principal, for the applicable Interest Period, the applicable LIBOR Rate.

          3.2        Interest Rate Elections.

  (a)      Subject to the conditions and limitations in this Note, Borrowers may by written notice to Lender in the form specified by Lender (a “Rate Election Notice”):

  (i)    Elect, for a new advance of funds, that such Principal Debt will be Base Rate Principal, LIBOR Rate Principal or a combination thereof;

  (ii)    Elect to convert, on a LIBOR Business Day, all or part of Base Rate Principal into LIBOR Rate Principal;

  (iii)    Elect to convert, on the last day of the Interest Period applicable thereto, all or part of any LIBOR Rate Principal into Base Rate Principal; or

  (iv)    Elect to continue, commencing on the last day of the Interest Period applicable thereto, any LIBOR Rate Principal.

If, for any reason, an effective election is not made in accordance with the terms and conditions of this Note for any principal advance or for any LIBOR Rate Principal for which the corresponding Interest Period is expiring, or to convert Base Rate Principal to LIBOR Rate Principal, then the sums in question will be Base Rate Principal until an effective LIBOR Rate Election is thereafter made for such sums.

  (b)      Each Rate Election Notice must be received by Lender not later than 10:00 a.m. on the applicable date as follows:

  (i)    With respect to an advance of or conversion to Base Rate Principal, one (1) Business Day prior to the proposed date of advance or conversion; and

  (ii)    With respect to an advance of, conversion to or continuation of LIBOR Rate Principal, three (3) LIBOR Business Days prior to the proposed date of advance, conversion or continuation.

Unless otherwise specified herein, no conversion from LIBOR Rate Principal may be made other than at the end of the corresponding Interest Period. Each Rate Election Notice shall stipulate: (A) the amount of the advance or of the Principal Debt to be converted or continued; (B) the nature of the proposed advance, conversion or continuation, which shall be either Base Rate Principal, LIBOR Rate Principal or a combination thereof, and in the case of a conversion or continuation, the nature of the Principal Debt to be converted or continued; and (C) in the case of LIBOR Rate Principal, the proposed commencement date and duration of the Interest Period. All such notices shall be irrevocable once given, and shall be deemed to have been given only when actually received by Lender in writing in a form specified by Lender.

  3.3        General Conditions Precedent to LIBOR Rate Election. In addition to any other conditions herein, a LIBOR Rate Election shall not be permitted if:

  (a)      An Event of Default has occurred and has not been waived by Lender or a Potential Default has occurred and is continuing; or

  (b)      After giving effect to the requested LIBOR Rate Election, the sum of all LIBOR Rate Principal plus all Base Rate Principal would exceed the principal face amount of this Note; or

  (c)      The requested LIBOR Rate Election would cause more than two (2) LIBOR Rate Elections by Borrowers to be in effect at any one time; or

  (d)      The amount of LIBOR Rate Principal requested in the LIBOR Rate Election is less than $200,000; or

  (e)      The requested interest period does not conform to the definition of Interest Period herein; or

  (f)      Any of the circumstances referred to in Section 3.5 hereof shall apply with respect to the requested LIBOR Rate Election or the requested LIBOR Rate Principal.

  3.4        Computations and Determinations. All interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Lender shall determine each interest rate applicable to the Principal Debt in accordance with this Note and its determination thereof shall be conclusive in the absence of manifest error. The books and records of Lender shall be conclusive evidence, in the absence of manifest error, of all sums owing to Lender from time to time under this Note, but the failure to record any such information shall not limit or affect the obligations of any Borrower under the Loan Documents.

  3.5        Illegality. If Lender determines that any Law has made it unlawful, or that any Governmental Authority (as defined in Section 7) has asserted that it is unlawful, for Lender to make, maintain or fund loans whose interest is determined by reference to the London Interbank Offered Rate, or to determine or charge interest rates based upon the London Interbank Offered Rate, or any Governmental Authority has imposed material restrictions on the authority of Lender to purchase or sell, or to take deposits of, U.S. Dollars in the London interbank eurodollar market, then, on notice thereof by Lender to Borrowers, (a) any obligation of Lender to honor any LIBOR Rate Election or to maintain or continue any LIBOR Rate Principal or to convert

Base Rate Principal to LIBOR Rate Principal shall be suspended, and (b) if such notice asserts the illegality of Lender providing or maintaining Base Rate Principal the interest rate on which is determined by reference to the LIBOR Daily Floating Rate component of the Base Rate, the interest rate on which Base Rate Principal shall, if necessary to avoid such illegality, be determined by Lender without reference to the LIBOR Daily Floating Rate component of the Base Rate, in each case until Lender notifies Borrowers in writing that the circumstances giving rise to such determination no longer exist. Upon receipt of such written notice, (i) Borrowers shall, upon written demand from Lender, prepay or, if applicable, convert all LIBOR Rate Principal to Base Rate Principal (the interest rate on which Base Rate Principal shall, if necessary to avoid such illegality, be reasonably determined by Lender without reference to the LIBOR Daily Floating Rate component of the Base Rate), either on the last day of the Interest Period therefor, if Lender may lawfully continue to maintain such LIBOR Rate Principal to such day, or immediately, if Lender may not lawfully continue to maintain such LIBOR Rate Principal, and (ii) if such notice asserts the illegality of Lender determining or charging interest rates based upon the London Interbank Offered Rate, Lender shall during the period of such suspension compute the Base Rate without reference to the LIBOR Daily Floating Rate component thereof until it is no longer illegal for Lender to determine or charge interest rates based upon the London Interbank Offered Rate.

3.6        Inability to Determine Rates. If Lender determines in good faith (and not on an arbitrary or capricious basis) that for any reason in connection with any LIBOR Rate Election or a conversion to or continuation of LIBOR Rate Principal that (a) U.S. Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Rate Election or LIBOR Rate Principal, (b) adequate and reasonable means do not exist for determining the London Interbank Offered Rate for any such LIBOR Rate Election or LIBOR Rate Principal, or the LIBOR Daily Floating Rate in connection with any existing or proposed Base Rate Principal, or (c) the LIBOR Rate for any LIBOR Rate Election will not adequately and fairly reflect the cost to Lender of funding or maintaining the applicable LIBOR Rate Principal, Lender will promptly so notify Borrowers in writing. Thereafter, (i) the obligation of Lender to honor LIBOR Rate Elections and to maintain LIBOR Rate Principal shall be suspended, and (ii) in the event of a determination described in the preceding sentence with respect to the LIBOR Daily Floating Rate component of the Base Rate, the utilization of the LIBOR Daily Floating Rate component in determining the Base Rate shall be suspended, in each case until Lender revokes such notice. Upon receipt of such written notice, Borrowers may revoke any pending LIBOR Rate Election for borrowing of, conversion to or continuation of LIBOR Rate Principal or, failing that, will be deemed to have converted such election into a request for Base Rate Principal in the amount specified therein.

3.7        Additional Defined Terms. In addition to other terms defined herein, as used herein the following terms shall have the meanings indicated, unless the context otherwise requires:

“Adjusted LIBOR Rate” means the quotient obtained by dividing (a) the applicable London Interbank Offered Rate by (b) 1.00 minus the LIBOR Reserve Percentage.

“Base Rate” means, on any day, except as provided in Section 3.5 or Section 3.6 above, a fluctuating rate of interest per annum equal to the LIBOR Daily Floating Rate plus the Base Rate Margin. In the event the Base Rate cannot be determined by reference to the LIBOR Daily Floating Rate as provided in Section 3.5 or Section 3.6 above, “Base Rate” shall mean the Base Rate Margin plus the highest of: (a) the rate of interest in effect for such day as publicly announced from time to time by Lender as its “Prime Rate,” or (b) the Federal Funds Rate for that day plus fifty (50) basis points. The “Prime Rate” is a rate set by Lender based upon various factors including Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such Prime Rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Margin” means one hundred fifty (150) basis points per annum.

“Base Rate Principal” means, at any time, the Principal Debt minus the portion, if any, of such Principal Debt which is LIBOR Rate Principal.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America, N.A. on such day on such transactions as reasonably determined by Lender.

“Indebtedness” means any and all of the indebtedness to Lender evidenced, governed or secured by or arising under this Note or any other Loan Document.

“Interest Period” means with respect to any LIBOR Rate Principal, the period commencing on the date such LIBOR Rate Principal is disbursed or on the date on which the Principal Debt or any portion thereof is converted into or continued as such LIBOR Rate Principal, and ending on the date one (1) month thereafter, as elected by Borrowers in the applicable Rate Election Notice; provided that:

  (i)        Each Interest Period must commence on a LIBOR Business Day;

  (ii)       In the case of the continuation of LIBOR Rate Principal, the Interest Period applicable after the continuation of such LIBOR Rate Principal shall commence on the last day of the preceding Interest Period;

  (iii)       The last day for each Interest Period and the actual number of days during the Interest Period shall be determined by Lender using the practices of the London interbank eurodollar market; and

  (iv)      No Interest Period shall extend beyond the Maturity Date, and any Interest Period which begins before the Maturity Date and would otherwise end after the Maturity Date shall instead end on the Maturity Date.

“Law” or “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LIBOR” means the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available.

“LIBOR Business Day” means a Business Day which is also a London Banking Day.

“LIBOR Daily Floating Rate” means a fluctuating rate of interest per annum equal to (a) LIBOR, as published by Reuters (or other commercially available source providing quotations of LIBOR as selected by Lender from time to time) at approximately 11:00 a.m., London time determined two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits being delivered in the London interbank eurodollar market for a term of one (1) month commencing that day, or (b) if such published rate is not available at such time for any reason, the rate per annum reasonably determined by Lender to be the rate at which deposits in U.S. Dollars for delivery on the date of determination in same day funds in the approximate outstanding amount of the Loan and with a term equal to one (1) month would be offered by Bank of America, N.A.’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

“LIBOR Margin” means one hundred fifty (150) basis points per annum.

“LIBOR Rate” means for any applicable Interest Period for any LIBOR Rate Principal, a simple rate per annum equal to the sum of the LIBOR Margin plus the Adjusted LIBOR Rate.

“LIBOR Rate Election” means an election by Borrowers of an applicable LIBOR Rate in accordance with this Note.

“LIBOR Rate Principal” means any portion of the Principal Debt which bears interest at an applicable LIBOR Rate at the time in question.

“LIBOR Reserve Percentage” means, with respect to any applicable Interest Period, for any day that percentage (expressed as a decimal, carried out to five decimal places) which is in effect on such day, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including marginal, emergency, supplemental, special and other reserves) applicable to member banks of the Federal Reserve System, in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Principal is determined), whether or not Lender has any Eurocurrency liabilities or such requirement otherwise in fact applies to Lender. The LIBOR Rate shall be adjusted automatically as of the effective date of each change in the LIBOR Reserve Percentage.

“London Banking Day” means any day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“London Interbank Offered Rate” means, with respect to any applicable Interest Period, the rate per annum equal to (a) LIBOR, as published by Reuters (or other commercially available source providing quotations of LIBOR as selected by Lender from time to time) at approximately 11:00 a.m. London time two (2) London Banking Days prior to the commencement of the Interest Period, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (b) if such rate is not available at any time for any reason, the rate per annum reasonably determined by Lender to be the rate at which deposits in U.S. Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Election or the LIBOR Rate Principal being continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America, N.A.’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the commencement of such Interest Period.

“Note” means this promissory note, and any renewals, extensions, amendments or supplements hereof.

“Potential Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Principal Debt” means the aggregate unpaid principal balance of this Note at the time in question.

Section 4        Prepayment.

 (a)        Borrowers may prepay the principal balance of this Note, in full at any time or in part from time to time, provided that: (i) Lender shall have actually received from Borrowers prior irrevocable written notice (the “Prepayment Notice”) of Borrowers’ intent to prepay, the amount of principal which will be prepaid (the “Prepaid Principal”), and the date on which the prepayment will be made; (ii) each prepayment shall be in an amount not less than $1,000 (unless the prepayment retires the outstanding balance of this Note in full); and (iii) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus any other sums which have become due to Lender under the Loan Documents on or before the date of prepayment but have not been paid; and (iv) no portion of LIBOR Rate Principal may be prepaid except on the last day of the Interest Period applicable thereto, unless (X) the prior written consent of Lender is obtained which consent, if given, shall provide, without limitation, the manner and order in which the prepayment is to be applied to the Indebtedness, and (Y) Borrowers pay to Lender any Consequential Loss as a result thereof, in accordance with Section 4(b) below. If this Note is prepaid in full, any commitment of Lender for further advances shall automatically terminate.

 (b)        Within fifteen (15) days after request by Lender (or at the time of any prepayment), Borrowers shall pay to Lender such amount or amounts as will compensate Lender for any loss, cost, expense, penalty, claim or liability, including any loss incurred in obtaining, prepaying, liquidating or employing deposits or other funds from third parties and any loss of revenue, profit or yield, as determined by Lender in its judgment reasonably exercised (together, “Consequential Loss”) incurred by Lender with respect to any LIBOR Rate, including any LIBOR Rate Election or LIBOR Rate Principal as a result of: (i) the failure of Borrowers to make any payment on the date or in the amount specified in any Prepayment Notice from Borrowers to Lender; (ii) the failure of Borrowers to borrow, continue or convert into LIBOR Rate Principal on the date or in the amount specified in any Rate Election Notice or other notice given by Borrowers to Lender; (iii) the early termination of any Interest Period for any reason; or (iv) the payment or prepayment of any amount on a date other than the date such amount is required or permitted to be paid or prepaid. Borrowers agree to pay all Consequential Loss upon any prepayment of LIBOR Rate Principal (it being understood and agreed that no Consequential Loss shall be payable in connection with the prepayment of any Base Rate Principal), whether voluntary or involuntary, whether effected by a credit bid at foreclosure, or whether by reason of acceleration upon an Event of Default or upon any transfer or conveyance of any right, title or interest in the Property giving Lender the right to accelerate the maturity of this Note as provided in the Security Instruments. Notwithstanding the foregoing, the amount of the Consequential Loss shall never be less than zero or greater than is permitted by applicable Law. Lender shall provide a notice to Borrowers setting forth Lender’s determination of any Consequential Loss, which notice shall be conclusive and binding in the absence of manifest error. Lender reserves the right to provide interim calculations of such Consequential Loss in any notice of default or notice of sale for informational purposes, but the exact amount of such Consequential Loss shall be calculated only upon the actual prepayment of LIBOR Rate Principal as described herein. The Consequential Loss shall be included in the total indebtedness secured by the Security Instruments for all purposes, including in connection with a foreclosure sale. Lender may include the amount of the Consequential Loss in any credit bid Lender may make at a foreclosure sale. Lender shall have no obligation to purchase, sell and/or match funds in connection with the funding or maintaining of the Loan or any portion thereof. The obligations of Borrowers under this Section shall survive any termination of the Loan Documents and payment of this Note and shall not be waived by any delay by Lender in seeking such compensation.

Section 5        Late Charges. If Borrowers shall fail to make any payment under the terms of this Note (other than the payment due at maturity) within fifteen (15) days after the date such payment is due, Borrowers shall pay to Lender on demand a late charge equal to four percent (4%) of the amount of such payment. Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment. The late charge is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other amount that Lender may be entitled to receive or action that Lender may be authorized to take as a result of such late payment.

Section 6        Default Rate. After the occurrence, and during the continuance, of an Event of Default (including the expiration of any applicable cure period), Lender, in Lender’s sole discretion and without notice or demand, may raise the rate of interest accruing on the outstanding principal balance of this Note by the lesser of (i) the maximum non-usurious rate of interest allowed by applicable Law, or (ii) three hundred (300) basis points above the rate of interest otherwise applicable (the “Default Rate”), independent of whether Lender elects to accelerate the outstanding principal balance of this Note.

Section 7        Increased Costs. If any Change in Law shall:

 (a)        impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender (which shall include, for purposes of this Section, any corporation Controlling Lender) (excluding any reserve requirement already reflected in the calculation of the interest rate in this Note);

 (b)        subject Lender to any taxes (other than taxes imposed on or measured by net income, however denominated, franchise taxes or branch profit taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

 (c)        impose on Lender or the London interbank eurodollar market any other condition, cost or expense affecting this Note or any outstanding amount of the Loan;

 (d)        and the result of any of the foregoing shall be to increase the cost to Lender, of providing, continuing or maintaining the Loan, or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount) then, upon written request of Lender, Borrower will pay to Lender, within fifteen (15) days of the date of delivery of any such written notice, such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered. Such additional costs and/or reduction shall be allocated to this Note or any outstanding amount of the Loan as reasonably determined by Lender, using any reasonable method. No failure by Lender to immediately demand payment of any amounts hereunder shall constitute a waiver of Lender’s right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or shall operate to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable Law.

“Change in Law” means the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or the making or issuance of any request, rule, guideline, or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and (y) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, or issued.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Section 8        Capital Requirements. If Lender (which shall include, for purposes of this Section, any corporation Controlling Lender) determines that any Change in Law affecting Lender, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender’s capital, as allocated to this Note or the Loan, or to Lender’s commitments under this Note or the Loan, to a level below that which Lender could have achieved but for such Change in Law (taking into consideration Lender’s policies with respect to capital adequacy), then from time to time Borrowers will pay to Lender, within fifteen (15) days after written request by Lender, such additional amount or amounts as will compensate Lender for any such reduction suffered. The allocation shall be made as determined by Lender, using any reasonable method. No failure by Lender to immediately demand payment of any amounts hereunder shall constitute a waiver of Lender’s right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or shall operate to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable Law.

Section 9        Certain Provisions Regarding Payments. All payments made under this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest (including interest at the Default Rate, if applicable), to unpaid principal, and to any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its sole discretion, any instructions from any Borrower or anyone else to the contrary notwithstanding. Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default (as hereinafter defined), (b) waive, impair or extinguish any right or remedy available to Lender hereunder or under the other Loan Documents, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect. Payments received after 2:00 p.m. (California time) shall be deemed to be received on, and shall be posted as of, the following Business Day. Whenever any payment under this Note or any other Loan Document falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

Section 10        Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:

 (a)        Borrowers fail to pay within five (5) Business Days after any amounts payable by any Borrower to Lender under the terms of this Note become due and payable.

 (b)        Any covenant, agreement or condition in this Note is not fully and timely performed, observed or kept, subject to any applicable notice and grace or cure period.

 (c)        An Event of Default (as therein defined) occurs under any of the Loan Documents other than this Note (subject to any applicable grace or cure period).

Section 11        Remedies. Upon the occurrence of an Event of Default, Lender may at any time thereafter exercise any one or more of the following rights, powers and remedies:

  (a)        Lender may accelerate the current Maturity Date and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder and under the other Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.

  (b)        Lender may set off the amount owed by Borrowers to Lender, whether or not matured and regardless of the adequacy of any other collateral securing the Note, against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrowers, without notice to or the consent of any Borrower.

  (c)        Lender may foreclose or otherwise realize upon any liens or security interests securing payment hereof.

  (d)        Lender may exercise any of its other rights, powers and remedies under the Loan Documents or at law or in equity.

Without limitation of the foregoing, upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code (Title 11 of the United States Code, as in effect from time to time), any obligation of Lender to make advances shall automatically terminate, and the unpaid principal amount of the Loan outstanding and all interest and other amounts payable hereunder and under the other Loan Documents shall automatically become due and payable, in each case without further act of Lender.

Section 12        Remedies Cumulative. All of the rights and remedies of Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy, including but not limited to the right to accelerate the maturity of this Note, shall operate as a waiver of such right or remedy or as a waiver of any Event of Default. Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Lender to accelerate the maturity of this Note or to exercise any other right or remedy under this Note and/or any other Loan Document at the time or at any subsequent time, or nullify any prior exercise of any such right or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

Section 13        Costs and Expenses of Enforcement. Borrowers agree to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender’s rights and remedies under the Loan Documents, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.

Section 14        Service of Process. Each Borrower hereby irrevocably designates and appoints Todd Smith of KBS Capital Advisors LLC as such Borrower’s authorized agent to accept and acknowledge on such Borrower’s behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Note in any state or federal court sitting in the State of Texas. If such agent shall cease so to act, Borrower shall irrevocably designate and appoint without delay another such agent reasonably satisfactory to Lender and shall promptly deliver to Lender evidence in writing of such agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.

Each Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to such Borrower and (b) serving a copy thereof upon the agent, if any, hereinabove designated and appointed by such Borrower as such Borrower’s agent for service of process. Each Borrower irrevocably agrees that such service shall be deemed to be service of process upon such Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against any Borrower in the courts of any jurisdiction or jurisdictions, subject to any provision or agreement for arbitration or dispute resolution set forth in the Loan Agreement.

Section 15        Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit any Borrower to assign the Loan except as otherwise permitted under the Loan Documents.

Section 16        General Provisions. Time is of the essence with respect to each Borrower’s obligations under this Note. If more than one person or entity executes this Note as a Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Each Borrower and each party executing this Note as a Borrower hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against any Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the state and county in which payment of this Note is to be made for the enforcement of any and all obligations under this Note and the other Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate to the Loan and the Loan Documents any and all rights against another Borrower and any security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. This Note and its validity, enforcement and interpretation shall be governed by the laws of the State of Texas (without regard to any principles of conflicts of laws) and applicable United States federal law. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made. The term “Business Day” shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which this Note is payable (excluding Saturdays and Sundays). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement. The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

Section 17       Notices; Time. All notices, requests, consents, approvals or demands (collectively, “Notice”) required or permitted by this Note to be given by any party to any other party hereunder shall, unless specified otherwise, be in writing (including facsimile (fax) transmission) and shall be given to such party at its address or fax number set forth in the notice provisions of the Loan Agreement, or at such other address or fax number as such party may hereafter specify for the purpose by Notice to the other party. Each such Notice shall be effective when actually received by the addressee or when the attempted initial delivery is refused or when it cannot be made because of a change of address of which the sending party has not been notified; provided, that notices to Lender under Sections 3.1 through 3.7 hereof, inclusive, and notices of changed address or fax number, shall not be effective until received.

Section 18       No Usury. It is expressly stipulated and agreed to be the intent of Borrowers and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness secured by any of the Security Instruments, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 19       WAIVER OF JURY TRIAL. AS FURTHER PROVIDED IN THE LOAN AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE, THE LOAN AGREEMENT, THE MORTGAGE, OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

EACH PARTY HERETO HEREBY:

(a)       CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER;

(b)       ACKNOWLEDGES THAT THIS WAIVER AND THE PROVISIONS OF THIS SECTION WERE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS;

(c)       CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE;

(d)       AGREES AND UNDERSTANDS THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH PROCEEDING OR ACTION, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE, AND FURTHER AGREES THAT SUCH PARTY SHALL NOT SEEK TO CONSOLIDATE ANY SUCH PROCEEDING OR ACTION WITH ANY OTHER PROCEEDING OR ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED;

(e)       AGREES THAT BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING OR ACTION AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL; AND

(f)       REPRESENTS AND WARRANTS THAT SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 20       Joint and Several Liability.

(a)       As used in this Section, the term “Co-Borrower” shall mean any one of the following: Sterling Plaza, Preston Commons or One Washingtonian, each as maker of this Note; and the term “Co-Borrowers” shall mean all Co-Borrowers, collectively.

(b)       Each Co-Borrower agrees that it is jointly and severally liable to Lender for the payment of all obligations arising under this Note and the other Loan Documents, and that such liability is independent of the obligations of the other Co-Borrower. Lender may bring an action against any Co-Borrower, whether or not an action is brought against the other Co-Borrower.

(c)       Each Co-Borrower agrees that any release which may be given by Lender to the other Co-Borrower or Guarantor will not release such Co-Borrower from its obligations under this Note or any of the other Loan Documents.

(d)       Each Co-Borrower waives any right to assert against Lender any defense, setoff, counterclaim or claim that such Co-Borrower may have against the other Co-Borrower or any other party liable to Lender for the obligations of the Co-Borrowers under this Note or any of the other Loan Documents.

(e)       Each Co-Borrower agrees that it is solely responsible for keeping itself informed as to the financial condition of the other Co-Borrower and of all circumstances which bear upon the risk of nonpayment. Each Co-Borrower waives any right it may have to require Lender to disclose to such Co-Borrower any information that Lender may now or hereafter acquire concerning the financial condition of the other Co-Borrower.

(f)       Each Co-Borrower waives all rights to notices of default or nonperformance by any other Co-Borrower under this Note and the other Loan Documents. Each Co-Borrower further waives all rights to notices of the existence or the creation of new indebtedness by any other Co-Borrower.

(g)       Co-Borrowers represent and warrant to Lender that each will derive benefit, directly and indirectly, from the collective administration and availability of the Loan under this Note and the other Loan Documents. Co-Borrowers agree that Lender will not be required to inquire as to the disposition by any Co-Borrower of funds disbursed in accordance with the terms of this Note or any of the other Loan Documents.

(h)       Until all obligations of Co-Borrowers to Lender under this Note and the other Loan Documents have been paid in full, each Co-Borrower waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, that such Co-Borrower may now or hereafter have against any other Co-Borrower with respect to the indebtedness incurred under this Note or any of the other Loan Documents. Each Co-Borrower waives any right to enforce any remedy which Lender now has or may hereafter have against any other Co-Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lender.

(i)       Each Co-Borrower hereby waives any election of remedies by Lender that impairs any subrogation or other right of such Co-Borrower to proceed against any other Co-Borrower or other Person, including any loss of rights resulting from any applicable anti-deficiency Laws relating to nonjudicial foreclosures of real property or other Laws limiting, qualifying or discharging obligations or remedies.

Section 21       Limited Recourse Provision. Lender shall have no recourse against, nor shall there be any personal liability to, the members of any Borrower, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of any Borrower with respect to the obligations of Borrowers and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Borrower’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty, or Lender’s right to exercise any rights or remedies against any collateral securing the Loan.

[Signature pages follow.]

IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the date first above written.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

BORROWERS:

KBSIII PRESTON COMMONS, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION IX, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.,
Charles J. Schreiber, Jr.,
Chief Executive Officer

[Signatures continue on following page]

SIGNATURE PAGE TO KBS NATIONAL OFFICE PORTFOLIO NOTE

KBSIII STERLING PLAZA, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION VIII, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.,
Charles J. Schreiber, Jr.,
Chief Executive Officer

[Signatures continue on following page]

SIGNATURE PAGE TO KBS NATIONAL OFFICE PORTFOLIO NOTE

KBSIII ONE WASHINGTONIAN, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION X, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.,
Charles J. Schreiber, Jr.,
Chief Executive Officer

SIGNATURE PAGE TO KBS NATIONAL OFFICE PORTFOLIO NOTE